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                                                                     EXHIBIT 1.2


                          DISCOVER CARD MASTER TRUST I

                      CREDIT CARD PASS-THROUGH CERTIFICATES

                                 TERMS AGREEMENT

                               Dated: May 25, 2000

To:      Greenwood Trust Company, as Seller under the Pooling and Servicing
Agreement, as amended, dated as of October 1, 1993.

Re:      Underwriting Agreement dated January 29, 1999

Title:   Discover Card Master Trust I, Series 2000-5, Credit Card Pass-Through
Certificates, Class A and Class B.


Initial Principal Amount of Certificates:  $1,263,158,000


Series and Class Designation Schedule:      Discover Card Master Trust I, Series
2000-5 $1,200,000,000 Floating Class A Credit Card Pass-Through Certificates.

Discover Card Master Trust I, Series 2000-5 $63,158,000 Floating Rate Class B Credit Card Pass-Through Certificates.

Series Cut-Off Date: June 1, 2000


Certificate Rating:        Moody's Investors            Standard & Poor's
                           Service, Inc.                Ratings Services
Class A                    Aaa                          AAA
Class B                    A2                           A

Aggregate outstanding balance of Receivables as of May 1, 2000:
$28,251,145,543.94.

Date of Series Supplement: June 6, 2000.

Certificate Rate: Class A: One-month LIBOR plus 0.18% per annum; and Class B:
One-month LIBOR plus 0.41% per annum.

Terms of Sale: The purchase price for the Certificates to the Underwriters will be 99.775% of the aggregate principal amount of the Class A Certificates and 99.750% of the aggregate principal amount of the Class B Certificates as of June 6, 2000. The Underwriters will offer the Certificates to the public at a price equal to 100.00% of the aggregate principal amount of the Class A Certificates and 100.00% of the aggregate principal amount of the Class B Certificates.



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Time of Delivery: 9:00 A.M., Chicago, Illinois Time, on June 6, 2000, or at such other time as may be agreed upon in writing.

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                  Notwithstanding anything in the Agreement or in this Terms
Agreement to the contrary, the Agreement and this Terms Agreement constitute the entire agreement and understanding among the parties hereto with respect to the purchase and sale of the Series 2000-5 Certificates. This Terms Agreement may be amended only by written agreement of the parties hereto.


                                         Very truly yours,

                                         MORGAN STANLEY & CO. INCORPORATED
                                         As Representative of the
                                         Underwriters named in
                                         Schedule I hereto


                                         By: /s/ James P. Fadel
                                            -----------------------------------


Accepted:

GREENWOOD TRUST COMPANY


By: /s/ Michael F. Rickert
   ---------------------------




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                                   SCHEDULE I

                                  UNDERWRITERS

$1,200,000,000 Floating Rate Class A Credit Card Pass-Through Certificates, Series 2000-5

                                                      Principal Amount
                                                      ----------------

Morgan Stanley & Co. Incorporated                       $1,100,000,000
ABN AMRO Incorporated                                      $25,000,000
Banc of America Securities LLC                             $25,000,000
Banc One Capital Markets, Inc.                             $25,000,000
Credit Lyonnais Securities (USA) Inc.                      $25,000,000
Total                                                   $1,200,000,000
=====                                                   ===============


$63,158,000 Floating Rate Class B Credit Card Pass-Through Certificates, Series 2000-5

                                                      Principal Amount
                                                      ----------------

Morgan Stanley & Co. Incorporated                        $63,158,000